Item 77Q1(e)

Amended Schedule A, dated February 15, 2017, to the Investment Advisory Agreement. Incorporated herein by reference to the Registrant’s Registration Statement filed with the Securities and Exchange Commission on May 23, 2017 (Accession Number 0001193125-17-179531).